Exhibit 99.1

John Cummings

salesforce.com

Investor Relations

415-778-4188

jcummings@salesforce.com

Chi Hea Cho

salesforce.com

Public Relations

415-281-5304

chcho@salesforce.com

Salesforce.com Announces Fiscal 2014 Third Quarter Results

Guides Fiscal 2015 Revenue to More Than $5 Billion

•	Revenue of $1.08 Billion, up 36% Year-Over-Year

•	Deferred Revenue of $1.73 Billion, up 34% Year-Over-Year

•	Unbilled Deferred Revenue of Approximately $4.20 Billion, up 40% Year-Over-Year

•	Operating Cash Flow of $138 Million, up 30% Year-Over-Year

•	Raises FY14 Revenue Guidance to $4.050 - $4.055 Billion

•	Initiates FY15 Revenue Guidance of $5.15 - $5.20 Billion

SAN FRANCISCO, Calif. – November 18, 2013 – Salesforce.com (NYSE: CRM), the world’s #1 CRM platform (http://www.salesforce.com/), today announced results for its fiscal third quarter ended October 31, 2013.

“Salesforce.com is the first enterprise cloud computing company to deliver a $1 billion quarter, with outstanding third quarter revenue growth at 36%,” said Marc Benioff, Chairman and CEO, salesforce.com. “Given the strong customer response to our next generation social and mobile cloud technologies, I’m delighted to announce that we expect to deliver our first $5 billion year during our fiscal year 2015.”

Salesforce.com delivered the following results for its fiscal third quarter:

Revenue: Total Q3 revenue was $1.08 billion, an increase of 36% year-over-year, benefited in part by the acquisition of ExactTarget which closed in July 2013. Subscription and support revenues were $1.00 billion, an increase of 36% year-over-year. Professional services and other revenues were $72 million, an increase of 50% year-over-year.

Earnings per Share: Q3 diluted GAAP loss per share was ($0.21), and diluted non-GAAP earnings per share was $0.09. The company’s non-GAAP results exclude the effects of $142 million in stock-based compensation expense, $49 million in amortization of purchased intangibles, and $13 million in net non-cash interest expense related to the company’s convertible senior notes, and is based on a non-GAAP tax rate of approximately 27%. GAAP EPS calculations are based on a basic share count of approximately 600 million shares. Non-GAAP EPS calculations are based on approximately 640 million diluted shares outstanding during the quarter, including approximately 26 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal third quarter was $138 million, an increase of 30% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.09 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2013 was $1.73 billion, an increase of 34% year-over-year, benefited in part by the acquisition of ExactTarget. Current deferred revenue increased by 38% year-over-year to $1.69 billion, benefited in part by longer invoice durations. Non-current deferred revenue decreased by 26% year-over-year to $48 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the third quarter at approximately $4.20 billion, up 40% year-over-year.

As of November 18, 2013, salesforce.com is initiating revenue and EPS guidance for its fourth quarter of fiscal year 2014. In addition, the company is raising its full fiscal year 2014 revenue and updating its EPS guidance previously provided on August 29, 2013. The company is also initiating revenue guidance for fiscal year 2015.

Q4 FY14 Guidance: Revenue for the company’s fourth fiscal quarter is projected to be in the range of $1.124 billion to $1.129 billion, an increase of 35% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.25) to ($0.24), while diluted non-GAAP EPS is expected to be in the range of $0.05 to $0.06. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $145 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $47 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $12 million. EPS estimates assume a GAAP tax rate of approximately negative 1%, which reflects the estimated quarterly change in the tax valuation allowance, and a non-GAAP tax rate of approximately 36%. The GAAP EPS calculation assumes an average basic share count of approximately 609 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 654 million shares.

Full Year FY14 Guidance: Revenue for the company’s full fiscal year 2014 is projected to be in the range of $4.050 billion to $4.055 billion, an increase of 33% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.45) to ($0.44) while diluted non-GAAP EPS is expected to be in the range of $0.33 to $0.34. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $512 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $147 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $47 million. EPS estimates assume a GAAP tax rate of approximately 31%, which reflects the estimated annual change in the tax valuation allowance, and a non-GAAP tax rate of approximately 35%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 598 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 635 million shares.

Full Year FY15 Guidance: Revenue for the company’s full fiscal year 2015 is projected to be in the range of $5.15 billion to $5.20 billion. The company will provide its expectations for FY15 GAAP and non-GAAP EPS when it announces its fourth quarter fiscal year 2014 results in February 2014.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the fourth quarter and full fiscal year:

	Fiscal 2014
	Q4	FY2014
GAAP EPS Range*	$(0.25) - $(0.24)	$(0.45) - $(0.44)
Plus
Amortization of purchased intangibles	$0.07	$0.23
Stock-based expense	$0.22	$0.81
Amortization of debt discount, net	$0.02	$0.07
Less
Income tax adjustments**	$(0.01)	$(0.33)

Non-GAAP diluted EPS	$0.05 - $ 0.06	$0.33 - $ 0.34
Shares used in computing basic net income per share (millions)	609	598
Shares used in computing diluted net income per share (millions)	654	635

*	For Q4 and FY14 GAAP EPS loss, basic number of shares used for calculation
**	The Company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fiscal third quarter results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site: http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode 97787647. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 97787647, until midnight (Eastern Time) December 18, 2013.

About salesforce.com

Salesforce.com is the world’s largest provider of customer relationship management (CRM) software. For more information about salesforce.com (NYSE: CRM), visit: www.salesforce.com.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY14 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as the changes in valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q3 and its non-GAAP estimates for Q4 and FY14:

•	Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•	Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects and Adjustments: The company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the company’s operational performance.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP and non-GAAP financial and other operating results for the fourth fiscal quarter and the full fiscal year of 2014, and the full fiscal year of 2015, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions, including ExactTarget; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and term loan; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the third quarter ended October 31, 2013, and our Form 10-K filed for the fiscal year ended January 31, 2013. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2013 salesforce.com, inc. All rights reserved. Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce Platform, and others are trademarks of salesforce.com, inc. Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Revenues:
Subscription and support	$1,004,476	$740,600	$2,749,541	$2,083,313
Professional services and other	71,558	47,798	176,220	132,201

Total revenues	1,076,034	788,398	2,925,761	2,215,514
Cost of revenues (1)(2):
Subscription and support	198,809	134,183	513,267	361,446
Professional services and other	69,378	52,065	181,631	138,771

Total cost of revenues	268,187	186,248	694,898	500,217
Gross profit	807,847	602,150	2,230,863	1,715,297
Operating expenses (1)(2):
Research and development	170,690	114,074	450,708	308,292
Marketing and sales	581,229	428,507	1,528,340	1,178,456
General and administrative	153,859	113,757	434,143	318,452

Total operating expenses	905,778	656,338	2,413,191	1,805,200
Loss from operations	(97,931)	(54,188)	(182,328)	(89,903)
Investment income	1,110	3,887	8,851	15,521
Interest expense	(22,929)	(8,190)	(54,468)	(22,593)
Other expense	(4,291)	(4,360)	(6,843)	(4,776)

Loss before benefit from (provision for) income taxes	(124,041)	(62,851)	(234,788)	(101,751)
Benefit from (provision for) income taxes	(393)	(157,446)	119,236	(147,850)

Net loss	$(124,434)	$(220,297)	$(115,552)	$(249,601)

Basic net loss per share (3)	$(0.21)	$(0.39)	$(0.19)	$(0.45)
Diluted net loss per share (3)	$(0.21)	$(0.39)	$(0.19)	$(0.45)
Shares used in computing basic net loss per share (3)	600,467	568,812	594,346	559,836
Shares used in computing diluted net loss per share (3)	600,467	568,812	594,346	559,836
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Cost of revenues	$33,844	$23,247	$77,699	$58,363
Marketing and sales	15,211	2,995	22,147	8,829
(2) Amounts include stock-based expenses, as follows:
Cost of revenues	$12,119	$9,336	$32,778	$24,453
Research and development	27,935	21,984	78,396	53,740
Marketing and sales	73,296	55,304	189,231	142,072
General and administrative	28,186	18,488	66,336	51,530

(3)    Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Revenues:
Subscription and support	93%	94%	94%	94%
Professional services and other	7	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	17	18	17
Professional services and other	6	7	6	6

Total cost of revenues	25	24	24	23
Gross profit	75	76	76	77
Operating expenses (1)(2):
Research and development	16	15	15	14
Marketing and sales	54	54	52	53
General and administrative	14	14	15	14

Total operating expenses	84	83	82	81
Loss from operations	(9)	(7)	(6)	(4)
Investment income	0	0	0	1
Interest expense	(2)	(1)	(2)	(1)
Other expense	(1)	0	0	0

Loss before benefit from (provision for) income taxes	(12)	(8)	(8)	(4)
Benefit from (provision for) income taxes	(0)	(20)	4	(7)

Net loss	(12)%	(28)%	(4)%	(11)%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:
Cost of revenues	3%	3%	3%	3%
Marketing and sales	1	0	1	0
(2) Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	3	3	3	2
Marketing and sales	7	7	6	6
General and administrative	3	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31,	January 31,
	2013	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$651,750	$747,245
Short-term marketable securities	51,792	120,376
Accounts receivable, net	604,045	872,634
Deferred commissions	126,054	142,311
Prepaid expenses and other current assets (see additional metrics)	367,245	133,314

Total current assets	1,800,886	2,015,880
Marketable securities, noncurrent	381,765	890,664
Property and equipment, net (see additional metrics)	1,205,349	604,669
Deferred commissions, noncurrent	109,273	112,082
Capitalized software, net (see additional metrics)	505,829	207,323
Goodwill	3,495,021	1,529,378
Other assets, net (see additional metrics)	599,511	168,960

Total assets	$8,097,634	$5,528,956

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$839,302	$597,706
Deferred revenue	1,686,262	1,798,640
Convertible 0.75% senior notes, net	541,125	521,278
Term loan, current	30,000	0

Total current liabilities	3,096,689	2,917,624
Convertible 0.25% senior notes, net	1,041,083	0
Term loan, noncurrent	262,500	0
Deferred revenue, noncurrent	48,357	64,355
Other noncurrent liabilities	702,918	175,732

Total liabilities	5,151,547	3,157,711

Temporary equity	33,731	53,612

Stockholders’ equity:
Common stock (1)	603	586
Additional paid-in capital (1)	3,121,481	2,410,892
Accumulated other comprehensive income	16,806	17,137
Accumulated deficit	(226,534)	(110,982)

Total stockholders’ equity	2,912,356	2,317,633

Total liabilities, temporary equity and stockholders’ equity	$8,097,634	$5,528,956

(1)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Operating activities:
Net loss	$(124,434)	$(220,297)	$(115,552)	$(249,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	114,347	59,960	254,610	159,400
Amortization of debt discount and transaction costs	13,343	6,471	36,207	17,511
Amortization of deferred commissions	48,008	39,070	139,864	111,099
Expenses related to employee stock plans	141,536	105,112	366,741	271,795
Excess tax benefits from employee stock plans	(1,578)	(3,160)	(2,166)	(28,905)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(4,502)	33,664	332,090	270,802
Deferred commissions	(57,968)	(48,251)	(120,798)	(115,591)
Prepaid expenses, current assets and other assets	23,822	195,312	14,542	140,080
Accounts payable, accrued expenses, and other liabilities	40,404	(13,204)	(126,154)	(29,393)
Deferred revenue	(55,119)	(48,762)	(175,153)	(91,873)

Net cash provided by operating activities	137,859	105,915	604,231	455,324

Investing activities:
Business combinations, net of cash acquired	0	(515,760)	(2,614,732)	(574,751)
Land activity and building improvements	0	0	0	(4,106)
Strategic investments	(9,017)	(1,657)	(17,831)	(5,451)
Purchases of marketable securities	(99,050)	(213,505)	(419,795)	(808,409)
Sales of marketable securities	16,820	82,085	1,022,470	630,317
Maturities of marketable securities	427	41,992	21,031	126,879
Capital expenditures	(72,702)	(51,054)	(229,261)	(125,079)

Net cash used in investing activities	(163,522)	(657,899)	(2,238,118)	(760,600)

Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	0	1,132,750	0
Proceeds from issuance of warrants	0	0	84,800	0
Purchase of convertible note hedge	0	0	(153,800)	0
Proceeds from term loan, net	0	0	298,500	0
Proceeds from employee stock plans	110,710	76,483	217,429	203,874
Excess tax benefits from employee stock plans	1,578	3,160	2,166	28,905
Principal payments on capital lease obligations	(12,440)	(7,664)	(33,047)	(22,717)
Principal payments on term loan	(7,500)	0	(7,500)	0

Net cash provided by financing activities	92,348	71,979	1,541,298	210,062

Effect of exchange rate changes	5,184	995	(2,906)	9,650

Net increase (decrease) in cash and cash equivalents	71,869	(479,010)	(95,495)	(85,564)
Cash and cash equivalents, beginning of period	579,881	1,000,730	747,245	607,284

Cash and cash equivalents, end of period	$651,750	$521,720	$651,750	$521,720

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31,	Jul 31,		Apr 30,		Jan 31,	Oct 31,	Jul 31,
	2013	2013		2013		2013	2012	2012
Full Time Equivalent Headcount	12,770	12,571	(1)	10,283		9,801	9,319	8,765
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,085,307	$930,008	(2)	$3,079,457	(3)	$1,758,285	$1,416,050	$1,804,265
Deferred revenue, current and noncurrent	$1,734,619	$1,789,648		$1,733,160		$1,862,995	$1,291,703	$1,337,184
Principal due on convertible senior notes and term loan	$2,017,356	$2,024,890		$1,724,890		$574,890	$574,890	$574,890

(1)	Includes approximately 1,900 full time equivalents from the acquisition of ExactTarget.
(2)	Reflects the acquisition of ExactTarget for cash in July 2013.
(3)	Includes $1.1 billion of net proceeds from the convertible 0.25% senior note offering and hedge transactions in March 2013.

Selected Balance Sheet Accounts (in thousands):

	Oct 31,	Jul 31,	Jan 31,
	2013	2013	2013
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$23,441	$14,157	$7,321
Prepaid income taxes	24,562	25,965	21,180
Customer contract asset (4)	110,534	150,498	0
Prepaid expenses and other current assets	208,708	165,008	104,813

	$367,245	$355,628	$133,314

Property and Equipment, net
Land	$248,263	$248,263	$248,263
Building improvements	49,572	49,572	49,572
Computers, equipment and software	918,338	877,175	328,318
Furniture and fixtures	57,518	51,687	38,275
Leasehold improvements	278,639	252,828	193,181

	1,552,330	1,479,525	857,609
Less accumulated depreciation and amortization	(346,981)	(294,664)	(252,940)

	$1,205,349	$1,184,861	$604,669

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$70,277	$66,578	$59,647
Acquired developed technology, net of accumulated amortization	435,552	470,802	147,676

	$505,829	$537,380	$207,323

Other Assets, net
Deferred income taxes, noncurrent, net	$8,711	$8,189	$19,212
Long-term deposits	5,093	13,917	13,422
Purchased intangible assets, net of accumulated amortization	431,358	448,976	49,354
Acquired intellectual property, net of accumulated amortization	12,273	12,820	13,872
Strategic investments	70,005	65,984	51,685
Customer contract asset (4)	36,342	48,029	0
Other	35,729	35,513	21,415

	$599,511	$633,428	$168,960

(4) Customer contract asset reflects future billings of amounts that were contractually commited by ExactTarget’s existing customers as of the acquisition date.
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$45,162	$66,859	$14,535
Accrued compensation	304,985	239,961	311,595
Accrued other liabilities	275,467	227,626	138,165
Accrued income and other taxes payable	110,382	93,767	120,341
Accrued professional costs	13,945	16,751	10,064
Customer liability, current (5)	78,057	106,075	0
Accrued rent	11,304	13,044	3,006

	$839,302	$764,083	$597,706

Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$96,082	$86,658	$49,074
Long-term lease liabilities and other	583,085	570,114	126,658
Customer liability, noncurrent (5)	23,751	30,583	0

	$702,918	$687,355	$175,732

(5) Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.

Selected Off-Balance Sheet Accounts

	Oct 31,	Jul 31,	Jan 31,
	2013	2013	2013
Unbilled Deferred Revenue, a non-GAAP measure	$4.2bn	$3.8bn	$3.5bn

Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

The balances as of October 31, 2013 and July 31, 2013 exclude the amount related to the fair value of unbilled deferred revenue associated with the acquisition of ExactTarget because these amounts are reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”.

Supplemental Revenue Analysis

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Revenues by geography (in thousands):
Americas	$769,400	$547,399	$2,079,043	$1,540,326
Europe	194,932	133,791	531,463	376,694
Asia Pacific	111,702	107,208	315,255	298,494

	$1,076,034	$788,398	$2,925,761	$2,215,514

As a percentage of total revenues:

Revenues by geography:
Americas	72%	69%	71%	70%
Europe	18	17	18	17
Asia Pacific	10	14	11	13

	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended October 31, 2013 compared to Three Months Ended October 31, 2012	Three Months Ended July 31, 2013 compared to Three Months Ended July 31, 2012	Three Months Ended October 31, 2012 compared to Three Months Ended October 31, 2011
Americas	41%	34%	38%
Europe	39%	34%	41%
Asia Pacific	17%	19%	30%
Total growth	37%	32%	37%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	October 31, 2013 compared to October 31, 2012	July 31, 2013 compared to July 31, 2012	January 31, 2013 compared to January 31, 2012
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	34%	34%	34%

Supplemental Diluted Share Count Information (1)

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Weighted-average shares outstanding for basic earnings per share	600,467	568,812	594,346	559,836
Effect of dilutive securities (2):
Convertible 0.75% senior notes	15,288	11,412	13,943	10,908
Warrants associated with the convertible 0.75% senior note hedges	10,631	5,200	8,746	4,496
Employee stock awards	13,681	14,680	12,888	15,176

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	640,067	600,104	629,923	590,416

(1)	Following the stockholders’ approval, the Company amended its certificate of incorporation on March 20, 2013, to increase the number of authorized shares of common stock from 400.0 million to 1.6 billion and effect a four-for-one stock split of the common stock through a stock dividend. Accordingly, all share and per share data presented herein reflect the impact of the increase in authorized shares and the stock split.
(2)	The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and nine months ended October 31, 2013 and 2012 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Operating cash flow
GAAP net cash provided by operating activities	$137,859	$105,915	$604,231	$455,324
Less:
Capital expenditures	(72,702)	(51,054)	(229,261)	(125,079)

Free cash flow	$65,157	$54,861	$374,970	$330,245

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements and strategic investments.

Comprehensive Income (Loss)

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Net loss	$(124,434)	$(220,297)	$(115,552)	$(249,601)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	5,590	3,134	(1,601)	10,081
Unrealized gains (losses) on investments	(450)	1,252	1,388	1,411

Other comprehensive income (loss), before tax	5,140	4,386	(213)	11,492
Tax effect	427	(467)	(118)	(526)

Other comprehensive income (loss), net of tax	5,567	3,919	(331)	10,966

Comprehensive loss	$(118,867)	$(216,378)	$(115,883)	$(238,635)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Gross profit
GAAP gross profit	$807,847	$602,150	$2,230,863	$1,715,297
Plus:
Amortization of purchased intangibles (a)	33,844	23,247	77,699	58,363
Stock-based expenses (b)	12,119	9,336	32,778	24,453

Non-GAAP gross profit	$853,810	$634,733	$2,341,340	$1,798,113

Operating expenses
GAAP operating expenses	$905,778	$656,338	$2,413,191	$1,805,200
Less:
Amortization of purchased intangibles (a)	(15,211)	(2,995)	(22,147)	(8,829)
Stock-based expenses (b)	(129,417)	(95,776)	(333,963)	(247,342)

Non-GAAP operating expenses	$761,150	$557,567	$2,057,081	$1,549,029

Income from operations
GAAP loss from operations	$(97,931)	$(54,188)	$(182,328)	$(89,903)
Plus:
Amortization of purchased intangibles (a)	49,055	26,242	99,846	67,192
Stock-based expenses (b)	141,536	105,112	366,741	271,795

Non-GAAP income from operations	$92,660	$77,166	$284,259	$249,084

Non-operating income (loss) (c)
GAAP non-operating loss	$(26,110)	$(8,663)	$(52,460)	$(11,848)
Plus: Amortization of debt discount, net	12,547	6,358	34,139	17,448

Non-GAAP non-operating income (loss)	$(13,563)	$(2,305)	$(18,321)	$5,600

Net income
GAAP net loss	$(124,434)	$(220,297)	$(115,552)	$(249,601)
Plus:
Amortization of purchased intangibles (a)	49,055	26,242	99,846	67,192
Stock-based expenses (b)	141,536	105,112	366,741	271,795
Amortization of debt discount, net	12,547	6,358	34,139	17,448
Less:
Income tax effects and adjustments	(21,096)	132,226	(210,307)	57,977

Non-GAAP net income	$57,608	$49,641	$174,867	$164,811

Diluted earnings per share (e)
GAAP diluted loss per share (d)	$(0.21)	$(0.39)	$(0.19)	$(0.45)
Plus:
Amortization of purchased intangibles	0.08	0.04	0.16	0.11
Stock-based expenses	0.22	0.18	0.58	0.46
Amortization of debt discount, net	0.02	0.01	0.05	0.03
Less:
Income tax effects and adjustments	(0.02)	0.24	(0.32)	0.13

Non-GAAP diluted earnings per share	$0.09	$0.08	$0.28	$0.28

Shares used in computing diluted net income per share (e)	640,067	600,104	629,923	590,416

a) Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Cost of revenues	$33,844	$23,247	$77,699	$58,363
Marketing and sales	15,211	2,995	22,147	8,829

	$49,055	$26,242	$99,846	$67,192

b) Stock-based expenses were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Cost of revenues	$12,119	$9,336	$32,778	$24,453
Research and development	27,935	21,984	78,396	53,740
Marketing and sales	73,296	55,304	189,231	142,072
General and administrative	28,186	18,488	66,336	51,530

	$141,536	$105,112	$366,741	$271,795

c)	Non-operating income (loss) consists of investment income, interest expense and other income (expense).

d)	Reported GAAP loss per share was calculated using the basic share count.
Non-GAAP diluted earnings per share was calculated using the diluted share count.

e)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE (1)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
GAAP Basic Net Loss Per Share
Net loss	$(124,434)	$(220,297)	$(115,552)	$(249,601)
Basic net loss per share	$(0.21)	$(0.39)	$(0.19)	$(0.45)
Shares used in computing basic net loss per share	600,467	568,812	594,346	559,836

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$57,608	$49,641	$174,867	$164,811
Basic Non-GAAP net income per share	$0.10	$0.09	$0.29	$0.29
Shares used in computing basic net income per share	600,467	568,812	594,346	559,836

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
GAAP Diluted Net Loss Per Share
Net loss	$(124,434)	$(220,297)	$(115,552)	$(249,601)
Diluted net loss per share	$(0.21)	$(0.39)	$(0.19)	$(0.45)
Shares used in computing diluted net loss per share	600,467	568,812	594,346	559,836

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$57,608	$49,641	$174,867	$164,811
Diluted Non-GAAP net income per share	$0.09	$0.08	$0.28	$0.28
Shares used in computing diluted net income per share	640,067	600,104	629,923	590,416

(1)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).